August 25th 2010

Terry Howlett President CEO Skinvisble
Terry,
It has been a great pleasure to serve as a Director on your board for Skinvisible. I have enjoyed working with you and your executive team and believe strongly that Skinvisible products and your leadership are a winning combination!

It is however time for me to move on; I am pursuing other interests, which will require a great deal of my time.  With that in mind I am resigning as Director of Skinvisible effective immediately.
Good luck with your company, I have a tremendous confidence in your products!

Brian Piwek